Exhibit 99.2

Fourth Quarter 2017
Earnings Conference Call
January 12, 2018

Cautionary Statement Regarding Forward-Looking and Non-GAAP Financial Information

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on its corporate website.

The presentation contains forward-looking statements regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2016 Form 10-K and our 2017 Form 10-Qs, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

We include non-GAAP financial information in this presentation. Non-GAAP financial information includes financial metrics that have been adjusted for the impact of new federal tax legislation and other significant items as well as fee income, tangible book value, pretax, pre-provision earnings and return on tangible common equity. Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to the adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under "About Us – Investor Relations." Our SEC filings are available both on our corporate website and on the SEC's website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

2017 Highlights

PNC

- Delivered high quality results
  - Higher net interest income and noninterest income
  - Grew loans and deposits
  - Continued focus on expense management
  - Stable credit quality
  - Maintained strong capital return and liquidity position
- Continued to deliver on our strategic priorities and create long-term shareholder value

$ billions, except EPS	Net Income	EPS	ROA	ROCE
Reported	$5.4	$10.36	1.45%	12.09%
Adjusted	$4.5	$8.50	1.20%	9.92%

- Adjusted metrics (Non-GAAP) included throughout this presentation have been adjusted for federal tax legislation and significant items. See Appendix for more detailed information on the adjustments and applicable reconciliations
- EPS – Earnings per share
- ROA – Return on average assets
- ROCE – Return on average common equity

Balance Sheet: **Grew Loans and Deposits**

PNC

Average balances, $ billions	4Q17	Change vs. 3Q17	Change vs. 4Q16	Highlights
Commercial lending	**$148.5**	$1.6	$9.9	▪ Broad based growth across C&IB businesses
Consumer lending	**72.7**	0.3	0.3	▪ Growth in residential mortgage, auto and credit card, partially offset by lower home equity and education
Total loans	**$221.1**	$1.9	$10.2	▪ 1% linked quarter and 5% year-over-year growth
Investment securities	**$74.2**	($0.2)	($1.8)	▪ Portfolio runoff and lower reinvestment
Federal Reserve Bank balances	**$25.3**	$1.9	$0.6	▪ Increase in liquidity due to higher deposits and borrowings
Deposits	**$261.5**	$2.1	$4.4	▪ Seasonally higher commercial deposits compared to 3Q17 ▪ Strong growth year-over-year in our businesses
Common shareholders' equity	**$42.5**	$0.3	$0.6	▪ Returned significant capital to shareholders in 2017 – 18.6 million shares repurchased for $2.3 billion and dividends of $1.3 billion

	12/31/17	9/30/17	12/31/16
Pro forma fully phased-in Basel III common equity Tier 1 capital ratio	**9.8%**	9.8%	10.0%
Tangible book value per common share	**$72.28**	$69.72	$67.26

– Pro forma fully phased-in Basel III common equity Tier 1 capital ratio (Non-GAAP) – Estimated ratios calculated based on the standardized approach. See Appendix for additional information
– Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix

Income Statement: **High Quality Results**

PNC

$ millions	FY17	Change vs. FY16	4Q17	Change vs. 3Q17	Highlights
Net interest income	**$9,108**	$717	**$2,345**	$-	▪ Full year increase driven by higher interest rates and loan growth
Noninterest income	**7,221**	450	**1,915**	135	▪ Overall business growth; strong fee income performance
Total revenue	**$16,329**	$1,167	**$4,260**	$135	
Noninterest expense	**$10,398**	$922	**$3,061**	$605	▪ Increases include 4Q17 significant items of $0.5 billion
Pretax, pre-provision earnings	**$5,931**	$245	**$1,199**	($470)	
Provision	**$441**	$8	**$125**	($5)	▪ Stable credit quality
Income taxes	**$102**	($1,166)	**$(1,017)**	($1,430)	▪ Benefits of tax legislation, primarily revaluation of deferred tax liabilities
Net income	**$5,388**	$1,403	**$2,091**	$965	

	FY17	FY16	4Q17	3Q17
Diluted EPS	**$10.36**	$7.30	**$4.18**	$2.16

– Pretax, pre-provision earnings (Non-GAAP) – See Reconciliation in Appendix.

Income Statement: **Tax Legislation and Significant Items**

- Federal tax legislation
  - $1.2 billion net income tax benefit primarily from the revaluation of deferred tax liabilities
- Previously announced significant items
  - $200 million contribution to the PNC Foundation funded with BlackRock stock, partially offset by $119 million appreciation of the contributed shares
  - $105 million expense related to benefits for our employees
    - $1,500 credit to employee cash balance pension accounts
    - $1,000 cash payment to approximately 90% of our employees
- Additional significant items
  - $254 million noninterest income benefit from the flow through impact of tax legislation related to PNC's equity investment in BlackRock
  - $197 million of charges for real estate dispositions and exits
  - Negative fair value adjustments
    - $248 million related to Visa Class B derivative agreements
    - $71 million for residential mortgage servicing rights

– See Appendix for more detailed information on the financial impact of federal tax legislation and significant items.

Income Statement: **Impact of Tax Legislation and Significant Items**

PNC

	4Q17 Adjustments			4Q17		FY 2017	
	Tax Legislation	Significant Items	Total	Reported	Adjusted	Reported	Adjusted
$ millions	[A]	[B]	[A+B=C]	[D]	[D+C]	[E]	[E+C]
Net interest income	$26	$-	$26	$2,345	$2,371	$9,108	$9,134
Fee income	-	(183)	(183)	1,721	1,538	6,023	5,840
Other noninterest income	-	129	129	194	323	1,198	1,327
Total revenue	26	(54)	(28)	4,260	4,232	16,329	16,301
Noninterest expense	-	(502)	(502)	3,061	2,559	10,398	9,896
Provision	-	-	-	125	125	441	441
Pre-tax income	26	448	474	1,074	1,548	5,490	5,964
Income taxes	1,155	230	1,385	(1,017)	368	102	1,487
Net income	($1,129)	$218	($911)	$2,091	$1,180	$5,388	$4,477
Diluted EPS				$4.18	$2.29	$10.36	$8.50

- See Appendix for more detailed information on the financial impact of federal tax legislation and significant items.
- Fee income (Non-GAAP) – Refers to noninterest income in the following categories: asset management, consumer services, corporate services, residential mortgage and service charges on deposits. See Reconciliation in Appendix.

Income Statement: **Total Revenue**

Total Revenue
Solid Year-Over-Year Growth



$ millions
$15,162
$8,391
2.73%
$6,771
$16,329
$9,108
2.87%
$7,221
$16,301
$9,134
2.88%
$7,167
2016
2017
2017 Adjusted
Noninterest Income
NII
NIM

– NII – Net interest income
– NIM - Net interest margin

Highlights

- Reported net interest income increased by $717 million or 9% compared to 2016
  - Driven by higher interest rates and loan growth, partially offset by higher borrowing and deposit costs
- Tax legislation related to leveraged leases negatively impacted 4Q17 NII and NIM
  - NII was reduced by $26 million
  - NIM was reduced by 3 bps and average yield on loans was lower by 5 bps
- Reported noninterest income increased by $450 million or 7% compared to 2016
  - Driven by strong growth in most of our fee businesses
  - Benefited from 4Q17 significant items

Income Statement: **2017 Noninterest Income**

FY17 Record Fee Income

$ millions

Corporate Services
FY17: $1,621 million, +8% YOY
4Q17: $423 million, +14% LQ
- Increase primarily driven by record M&A advisory fees as well as treasury management and loan syndications fees

Consumer Services
FY17: $1,415 million, +2% YOY
4Q17: $366 million, +3% LQ
- Increase driven by higher debit card activity, brokerage fees and net credit card fees



Corporate Services
$1,621
Resi Mtg
$350
Service Charges on Deposits
$695
Other
$1,198
Asset Management
$1,942
Consumer Services
$1,415
FY17 Fee Income $6.0 billion
Total
$7.2
billion

Residential Mortgage
FY17: $350 million, -38% YOY
4Q17: $29 million, -72% LQ
- Includes a $71 million negative impact due to RMSR fair value assumptions
- Lower production and loan sales revenue

Service Charges on Deposits
FY17: $695 million, +4% YOY
4Q17: $183 million, +1% LQ
- Increase driven by higher customer growth and activity

Asset Management, including BlackRock
FY17: $1,942 million, +28% YOY
4Q17: $720 million, +71% LQ
- Includes $254 million tax legislation benefit related to equity investment in BlackRock
- Higher average equity markets and assets under management

Other Noninterest Income
FY17: $1,198 million, +7% YOY
4Q17: $194 million, -44% LQ
- Includes a net $129 million negative impact related to 4Q17 significant items

- YOY – Refers to a comparative period of full year 2017 with full year 2016
- LQ – Refers to a comparative period of 4Q17 with 3Q17

Income Statement: Continued Focus on Expense Management

PNC

Disciplined Expense Management

While Investing in our Businesses



$ millions
$9,476
$10,398
$9,896
62%
64%
61%
2016
2017
2017 Adjusted
Noninterest Expense
Efficiency

Highlights

- Reported noninterest expense increased by $922 million or 10%
- Achieved $350 million Continuous Improvement Program target in 2017
  - 2018 target of $250 million
- 4Q17 included approximately $500 million of the following significant items:
  - PNC Foundation contribution
  - Real estate dispositions and exits
  - Employee cash payments and pension account credits

Credit Quality: **Stable**

Nonperforming Loans


$ millions
$2,144
$1,998
$1,957
$1,873
$1,865
4Q16
1Q17
2Q17
3Q17
4Q17

Delinquencies


$ millions
$1,576
$1,384
$1,326
$1,419
$1,520
4Q16
1Q17
2Q17
3Q17
4Q17

– Accruing loans past due 30-days or more

Provision


$ millions
$67
$88
$98
$130
$125
4Q16
1Q17
2Q17
3Q17
4Q17

Net Charge-Offs


$ millions
$106
$118
$110
$106
$123
4Q16
1Q17
2Q17
3Q17
4Q17

NCO / Average Loans for 4Q17: 0.22%

– Annualized net charge-offs (NCO) to average loans for the three months ended

Outlook: **Full Year 2018 Compared to Adjusted Full Year 2017**

Balance Sheet	Loans	Up mid-single digits
Income Statement	Revenue	Up mid-single digits
	Noninterest expense	Up low-single digits
	Effective tax rate	Approximately 17%

Guidance is based off of adjusted 2017 results (slide 7)

– Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.

Outlook: 1Q18 Compared to Adjusted 4Q17

Balance Sheet	Loans	Up modestly
Income Statement	Net interest income	Stable
	Fee income	Down low mid-single digits
	Other noninterest income	\$250 - \$300 million
	Noninterest expense	Down low-single digits
	Loan loss provision	\$100 - \$150 million

Guidance is based off of adjusted 4Q17 results (slide 7)

– Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.

Appendix: Cautionary Statement Regarding Forward-Looking Information

This presentation includes "snapshot" information about PNC used by way of illustration and is not intended as a full business or financial review. It should not be viewed in isolation but rather in the context of all of the information made available by PNC in its SEC filings.

We also make statements in this presentation, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
  - Changes in interest rates and valuations in debt, equity and other financial markets.
  - Disruptions in the U.S. and global financial markets.
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
  - Changes in customer behavior due to newly enacted tax legislation, changing business and economic conditions or legislative or regulatory initiatives.
  - Changes in customers', suppliers' and other counterparties' performance and creditworthiness.
  - Slowing or reversal of the current U.S. economic expansion.
  - Commodity price volatility.

Appendix: Cautionary Statement Regarding Forward-Looking Information

PNC

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our current view that U.S. economic growth will accelerate somewhat in 2018, thanks to stimulus from recently passed corporate and personal income tax cuts that will support business investment and consumer spending, respectively. Further gradual improvement in the labor market this year, including job gains and rising wages, is another positive for consumer spending. Other sources of growth for the U.S. economy in 2018 will be the global economic expansion and the housing market. Although inflation slowed in 2017, it should pick up as the labor market continues to tighten. Short-term interest rates and bond yields are expected to rise throughout 2018; PNC's baseline forecast is for three increases in the federal funds rate in 2018, pushing the rate to a range of 2.00 to 2.25 percent by the end of the year. Longer-term rates are also expected to increase as the Federal Reserve slowly reduces the size of its balance sheet and the federal government borrows more, but at a slower pace than short-term rates, so we anticipate the yield curve will flatten but not invert.
- PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to review by the Federal Reserve Board as part of PNC's comprehensive capital plan for the applicable period in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve Board.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the international regulatory capital framework developed by the Basel Committee on Banking Supervision (Basel Committee), and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.
- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
  - Changes resulting from legislative and regulatory reforms, including changes affecting oversight of the financial services industry, consumer protection, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.
  - Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and initiatives of the Basel Committee.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.
  - Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
  - Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

Cautionary Statement Regarding Forward-Looking Information

- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
- Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.
- We grow our business in part through acquisitions. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our 2016 Form 10-K and our 2017 Form 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this presentation or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Any annualized, pro forma, estimated, third party or consensus numbers in this presentation are used for illustrative or comparative purposes only and may not reflect actual results. Any consensus earnings estimates are calculated based on the earnings projections made by analysts who cover that company. The analysts' opinions, estimates or forecasts (and therefore the consensus earnings estimates) are theirs alone, are not those of PNC or its management, and may not reflect PNC's or other company's actual or anticipated results.

Basel III Regulatory Capital Ratios

PNC

As a result of the phased-in periods included in the final U.S. Basel III regulatory capital rules (Basel III rules), as well as the fact that PNC remains in the parallel run qualification phase for the advanced approaches, PNC's regulatory risk-based capital ratios in 2017 and 2016 are calculated using the standardized approach for determining risk-weighted assets, and the definitions of, and deductions from, regulatory capital under the Basel III rules (as such definitions and deductions are phased-in for 2017 and 2016, respectively). We refer to the capital ratios calculated using the phased-in Basel III provisions in effect for each year and, for the risk-based ratios, standardized approach risk-weighted assets, as Transitional Basel III ratios. Under the standardized approach for determining credit risk-weighted assets, exposures are generally assigned a pre-defined risk weight. Exposures to high volatility commercial real estate, past due exposures, equity exposures and securitization exposures are generally subject to higher risk weights than other types of exposures.

We provide information below regarding PNC's estimated December 31, 2017 and actual September 30, 2017 and December 31, 2016 Transitional Basel III common equity Tier 1 ratios and PNC's estimated pro forma fully phased-in Basel III common equity Tier 1 ratio. Under the Basel III rules applicable to PNC, significant common stock investments in unconsolidated financial institutions, mortgage servicing rights and deferred tax assets must be deducted from capital (subject to a phase-in schedule and net of associated deferred tax liabilities) to the extent they individually exceed 10%, or in the aggregate exceed 15%, of the institution's adjusted common equity Tier 1 capital. Also, Basel III regulatory capital includes (subject to a phase-in schedule) accumulated other comprehensive income related to securities currently and previously held as available for sale, as well as pension and other postretirement plans.

Appendix: **Non-GAAP Basel III Regulatory Capital Ratios**

PNC

Transitional Basel III and Pro forma Fully Phased-In Basel III Common Equity Tier 1 Capital Ratios

$ in millions	2017 Transitional Basel III December 31 2017 (estimated)	2017 Transitional Basel III September 30 2017	2016 Transitional Basel III December 31 2016	Pro forma Fully Phased-In Basel III (Non-GAAP) (estimated) December 31 2017	Pro forma Fully Phased-In Basel III (Non-GAAP) (estimated) September 30 2017	Pro forma Fully Phased-In Basel III (Non-GAAP) (estimated) December 31 2016
Common stock, related surplus and retained earnings, net of treasury stock	$ 43,676	$ 42,426	$ 41,987	$ 43,676	$ 42,426	$ 41,987
Less regulatory capital adjustments:						
Goodwill and disallowed intangibles, net of deferred tax liabilities	(9,244)	(9,137)	(8,974)	(9,307)	(9,202)	(9,073)
Basel III total threshold deductions	(1,985)	(1,166)	(762)	(2,932)	(1,731)	(1,469)
Accumulated other comprehensive income [1]	(165)	(94)	(238)	(206)	(117)	(396)
All other adjustments	(140)	(161)	(214)	(144)	(163)	(221)
Basel III Common equity Tier 1 capital	$ 32,142	$ 31,868	$ 31,799	$ 31,087	$ 31,213	$ 30,828
Basel III standardized approach risk-weighted assets [2]	$ 309,301	$ 309,292	$ 300,533	$ 315,954	$ 317,393	$ 308,517
Basel III advanced approaches risk-weighted assets [3]	N/A	N/A	N/A	$ 284,890	$ 285,517	$ 277,896
Basel III Common equity Tier 1 capital ratio	10.4%	10.3%	10.6%	9.8%	9.8%	10.0%
Risk weighted and associated rules utilized	Standardized (with 2017 transition adjustments)		Standardized (with 2016 transition adjustments)		Standardized	

[1] Represents net adjustments related to accumulated other comprehensive income for securities currently and previously held as available for sale, as well as pension and other postretirement plans.

[2] Basel III standardized approach risk-weighted assets are based on the Basel III standardized approach rules and include credit and market risk-weighted assetss.

[3] Basel III advanced approaches risk-weighted assets are based on the Basel III advanced approaches rules, and include credit, market and operational risk-weighted assets. During the parallel run qualification phase, PNC has refined the data, models and internal processes used as part of the advanced approaches for determining risk-weighted assets. We anticipate additional refinements through the parallel run qualification phase.

PNC utilizes the pro forma fully phased-in Basel III capital ratios to assess its capital position (without the benefit of phase-ins), as these ratios represent the regulatory capital standards that may ultimately be applicable to PNC under the final Basel III rules. Our Basel III capital ratios and estimates may be impacted by additional regulatory guidance or analysis, and, in the case of those ratios calculated using the advanced approaches, may be subject to variability based on the ongoing evolution, validation and regulatory approval of PNC's models that are integral to the calculation of advanced approaches risk-weighted assets as PNC moves through the parallel run approval process.

PNC

Full Year

	2016	2017									
	Reported (GAAP)	Reported (GAAP)	Tax Legislation	Flow Through impact of BlackRock	RMSR Fair Value Adjustment	Visa Fair Value Derivative Adjustment	PNC Foundation Contribution	Real Estate Dispositions and Exits	Employee Pension Credits & Cash	Tax Effect	Adjusted (Non-GAAP)
Net interest income	$ 8,391	$ 9,108	$ 26								$ 9,134
Noninterest income											
Asset management	1,521	1,942		(254)							1,688
Consumer services	1,388	1,415									1,415
Corporate services	1,504	1,621									1,621
Residential mortgage	567	350			71						421
Service charges on deposits	667	695									695
Fee income	5,647	6,023									5,840
Other noninterest income	1,124	1,198				248	(119)				1,327
Total noninterest income	6,771	7,221									7,167
Total revenue	15,162	16,329									16,301
Noninterest expense											
Personnel	4,841	5,224							(105)		5,119
Occupancy	861	868						(29)			839
Equipment	974	1,065									1,065
Marketing	247	244									244
Other	2,553	2,997					(200)	(168)			2,629
Noninterest expense	9,476	10,398									9,896
Pre-tax, pre-provision earnings	5,686	5,931									6,405
Provision	433	441									441
Pre-tax income	5,253	5,490									5,964
Income taxes	1,268	102	1,155							230	1,487
Net income	$ 3,985	$ 5,388									$ 4,477

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Quarterly

	4Q16	3Q17	4Q17									
	Reported (GAAP)	Reported (GAAP)	Reported (GAAP)	Tax Legislation	Flow Through impact of BlackRock	RMSR Fair Value Adjustment	Visa Fair Value Derivative Adjustment	PNC Foundation Contribution	Real Estate Dispositions and Exits	Employee Pension Credits & Cash	Tax Effect	Adjusted (Non-GAAP)
Net interest income	$ 2,130	$ 2,345	$ 2,345	$ 26								$ 2,371
Noninterest income												
Asset management	399	421	720		(254)							466
Consumer services	349	357	366									366
Corporate services	387	371	423									423
Residential mortgage	142	104	29			71						100
Service charges on deposits	172	181	183									183
Fee Income	1,449	1,434	1,721									1,538
Other noninterest income	295	346	194				248	(119)				323
Total noninterest income	1,744	1,780	1,915									1,861
Total revenue	3,874	4,125	4,260									4,232
Noninterest expense												
Personnel	1,231	1,274	1,438							(105)		1,333
Occupancy	210	204	240						(29)			211
Equipment	254	259	274									274
Marketing	60	62	60									60
Other	686	657	1,049					(200)	(168)			681
Noninterest expense	2,441	2,456	3,061									2,559
Pre-tax, pre-provision earnings	1,433	1,669	1,199									1,673
Provision	67	130	125									125
Pre-tax income	1,366	1,539	1,074									1,548
Income taxes	319	413	(1,017)	1,155							230	368
Net income	$ 1,047	$ 1,126	$ 2,091									$ 1,180

Appendix: Non-GAAP to GAAP Reconciliation

PNC

Adjusted Metrics

	2017 Reported (GAAP)	Adjustments	2017 Adjusted (Non-GAAP)
Return on average assets [1]			
Net income	$ 5,388	$ (911)	$ 4,477
Average assets	371,769		371,769
Return on average assets	1.45%		1.20%
Return on average common shareholders' equity [2]			
Net income attributable to common shareholders	$ 5,076	$ (911)	$ 4,165
Average common shareholders' equity	41,985		41,985
Return on average common shareholders' equity	12.09%		9.92%
Efficiency ratio [3]			
Total noninterest expense	$ 10,398	$ (502)	$ 9,896
Total revenue	16,329	(28)	16,301
Efficiency ratio	64%		61%

[1] Return on average assets (ROAA) is calculated by dividing net income by average assets
[2] Return on common equity (ROCE) is calculated by dividing net income by common shareholders equity
[3] Efficiency ratio is calculated by dividing noninterest expense by total revenue

Non-GAAP to GAAP Reconciliation

PNC

Tangible Book Value per Common Share

$ in millions, except per share data	Dec.31, 2017	Sep. 30, 2017	Dec. 31, 2016	% change 12/31/17 vs. 9/30/17	% change 12/31/17 vs. 12/31/16
Book value per common share	$ 91.94	$ 89.05	$ 85.94	3%	7%
Tangible book value per common share					
Common shareholders' equity	$43,530	$42,406	$41,723		
Goodwill and Other intangible assets	(9,498)	(9,503)	(9,376)		
Deferred tax liabilities on Goodwill and Other intangible assets	191	301	304		
Tangible common shareholders' equity	$34,223	$33,204	$32,651		
Period-end common shares outstanding (in millions)	473	476	485		
Tangible book value per common share (Non-GAAP)	$ 72.28	$ 69.72	$ 67.26	4%	7%

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders'equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Appendix: Other Noninterest Income

PNC

Net Visa Activity

$ in millions	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
	For the three months ended				
Gain on Visa sales	$ -	$ -	$ -	$ -	$ -
Derivative fair value adjustments [1]	(248)	(12)	(4)	(16)	(20)
Net Visa activity	$ (248)	$ (12)	$ (4)	$ (16)	$ (20)

[1] Derivative fair value adjustments related to swap agreements with purchasers of Visa Class B common shares in connection with all prior sales; 4Q16 and 4Q17 Visa derivative fair value adjustments were primarily related to extensions of anticipated timing of litigation resolution.